"Confidential material omitted and filed separately with the Securities and Exchange Commission. Asterisk denotes such omission."


                                LICENSE AGREEMENT

      THIS LICENSE AGREEMENT, made and entered into this 1st day of August, 1995, by and between Spalding Sports Worldwide, a division of Spalding & Evenflo Companies Inc., a corporation organized and existing under the laws of the State of Delaware, and having its principal place of business at 5730 North Hoover Blvd., Tampa, Florida 33634 (hereinafter referred to as "Spalding") and Brookfield Athletic Co., Inc., a corporation organized and existing under the laws of Delaware, and having its principal place of business at 13 Centennial Drive, Peabody, Massachusetts 01961 (hereinafter referred to as "Company").

SECTION 1.1:  ARTICLES

      The term "Articles" shall mean the following items bearing or used in conjunction with the Trademark: Inline skates, street hockey skates, accessories (elbow pads, knee pads, wrist protectors, positioned for inline skating or street hockey), and other Articles as may be approved from time to time.

      The Spalding product line must adhere to the product principles in Exhibit A.

SECTION 1.2:  TERRITORY

      The term "Territory" shall mean: United States.

SECTION 1.3:  TRADEMARK

      The term "Trademark" shall mean the trademark Spalding as represented in the attached Exhibit B: Use of Trademark shall be only as permitted in the most current Spalding Identity Manual.

Section 1.4:  NET SALES PRICE

      As used herein, the term "Net Sales Price" shall mean the invoice price charged for Articles sold and shipped by Company to the retail trade, less allowances (other than co-op advertising), returns, quantity discounts, trade and cash discounts, and taxes; provided, however, that in the case of Articles sold by Company to any other individual, corporation, partnership or association which in the opinion of Spalding is so closely allied to Company as to prevent arms length bargaining, the Net Sales Price shall be deemed to be the Net Sales Price charged by Company for similar articles sold in the same period to similar customers not so closely allied. If there are no such other sales, then the Net Sales Price shall be the Net Sales Price of such related customers of Company to its customers. In computing Net Sales, no direct or indirect expenses or costs incurred in manufacturing, selling, distributing, or advertising Articles shall be deducted except as noted above, nor shall any deduction be made for uncollected accounts.

"Confidential material omitted and filed separately with the Securities and Exchange Commission. Asterisk denotes such omission."


SECTION 1.5:  EFFECTIVE DATE

      The term "Effective Date" of this Agreement shall be August 1, 1995.


SECTION 2.1:  GRANT

      Spalding hereby grants to Company the non-exclusive right and license to utilize the Trademark solely upon and in conjunction with the sale and distribution of Articles in the Territory, subject however to the restrictions and conditions hereinafter set forth. Spalding agrees not to issue other third party licenses for the Articles except for high performance inline skates (and accessories) that ******. Company shall have the right of first refusal for high performance skates that ******. Spalding shall notify Company of any such anticipated third party agreement and provide Company with a summary of the proposal by the third party. Company must reply affirmatively within fifteen
(15) days of Company's receipt of such notice to the effect that Company desires to exercise the rights as presented in the proposal. Failure by Company to so notify Spalding in the time required shall release Spalding from any further duty to Company in regard to the proposal. Company acknowledges Spalding's exclusive rights in the Trademark and agrees that it will use the same only so long as and only in the manner authorized by this Agreement. The license granted herein does not include the right to sublicense the use of the trademark.

      Company shall be permitted to have the Articles manufactured solely for it by a third party upon the prior written approval of Spalding, provided and upon the express condition that prior to the commencement of such manufacture, said third party shall duly execute and deliver to Spalding a letter in form and content as attached hereto as Exhibit C. Company agrees that the utilization of such a manufacturer shall not in any way reduce its obligations to Spalding under this Agreement, including but not limited to the quality control and trademark notice provisions of this Agreement. Any default by said manufacturer of said letter or the obligations referenced therein shall constitute default of this Agreement by Company.


SECTION 3.1:  TERM

      The Term of this Agreement shall be from the Effective Date to *****. Company shall have the option of renewing this Agreement for an additional two
(2) year period upon Spalding earning and receiving on Company's actual net sales the minimum royalties as set forth in Exhibit D for the year ended ***** and further provided that as of *****, Spalding has earned and received on Company's actual net sales ***** of the above referenced minimum royalties for the year ended *****, provided this agreement has not been terminated in accordance with its provisions.

"Confidential material omitted and filed separately with the Securities and Exchange Commission. Asterisk denotes such omission."


      In the event Company exercises its right to renew this Agreement pursuant to the above, Company must so notify Spalding in writing at least ninety days prior to the date of expiration of this Agreement.


SECTION 4.1:  ROYALTIES PAYABLE BY COMPANY

      For the rights granted to Company hereunder, Company shall pay Spalding a royalty upon all shipments of all Articles. The rate of royalty shall be in accordance with Exhibit D and levied on the Net Sales Price of said Articles.

      Royalty payments due from Company shall be determined on a monthly basis, commencing on the Effective Date. Such royalties will be paid by Company within fifty-five (55) days following the end of each month on all Articles sold and shipped by Company during said month, in accordance with Exhibit E, accompanied by a complete written report in form and content as shall be specified by Spalding from time to time.

      On September 15 of each contractual year, Company shall pay to Spalding the actual royalties due for August shipments and shall pre-pay to Spalding an estimate of the royalties that Company reasonably expects to be due for September shipments.

      The following November 25, Company will report to Spalding its actual earned royalties during September, and if actual royalties due Spalding are greater than the estimated amount paid to Spalding on September 15, then Company will pay the difference to Spalding with its November 25 statement. If the estimate was greater than actual royalties, Spalding will credit the difference to the following monthly royalties due it.

      All royalty payments to be made hereunder by Company shall be paid to Spalding in United States dollars into an account as and where designated by Spalding from time to time.

      All royalty payments shall be paid *****.

      The termination of this Agreement shall not discharge or release Company from liabilities and responsibility accruing prior to such termination, including, but not limited to, the payment of royalties in accordance with this Agreement. Nothing in this Section shall prejudice the rights of action or remedies which Spalding might otherwise have in connection with the enforcement or breach of this Agreement.

"Confidential material omitted and filed separately with the Securities and Exchange Commission. Asterisk denotes such omission."


SECTION 4.2:  MINIMUM ROYALTY

      Company agrees to pay Spalding a nonrefundable minimum royalty in accordance with the schedule of Exhibit D.

      Commencing on the effective date of this Agreement, and on or before the 25th day of the first month of each quarter of each year (October 25, January 25, April 25, July 25) Company shall pay Spalding ***** of the total annual minimum royalty. However if during the course of a particular year Company's total royalty payments to Spalding (earned and minimum royalties) exceed the total minimum royalty for that year, then only earned royalties shall be paid to Spalding by Company during the balance of that year (see Exhibit E).

      If the shipments in any specified one-year period are not sufficient to provide royalties equal to the minimum royalty, credit for the excess of the minimum royalty over the actual earned royalty shall not be carried forward into the next period.


SECTION 4.3: ROYALTY RECORDS AND AUDITS

      Company shall keep full and accurate records showing the number, Net Sales Price, and date of shipment or other transfer of all Articles shipped or otherwise transferred by Company.

      With each royalty payment, Company shall furnish Spalding a report signed by a responsible official of Company showing the number and Net Sales of Articles first shipped during the period covered by the report, and such other information and detail as shall be requested by Spalding from time to time.

      Furthermore, Company shall instruct its external auditors to remit to Spalding on a yearly basis, an audited report showing the sales and pertinent financial information referring to the licensed Articles, and Company shall make its records available for inspection, at reasonable intervals, upon written request, at Company's place of business during normal business hours, and on a confidential basis, by Deloitte & Touche, or other certified public accountant appointed by Spalding and at Spalding's sole expense except as qualified below, who shall certify to Spalding their opinion of the amount of royalties due for the period examined, gross and net sales (including itemized deductions), promotional spending (measured media, point-of-sale, free goods, promotions), reduced margin goods and current inventory levels. The findings and opinion of said certified public accountant shall be conclusively binding upon the Company. If the audit shows an underreporting or underpayment of more than five (5%) percent of royalties for any year, then the Company shall reimburse Spalding for the cost of the audit. Such remedy shall be in addition to Spalding's other remedies under this Agreement, including termination.

"Confidential material omitted and filed separately with the Securities and Exchange Commission. Asterisk denotes such omission."


      Any adjustments requiring additional payments to Spalding as a result of the audits will accrue interest from the date originally due at one and one-half percent (1-1/2%) per month or the highest lawful rate, whichever is lower.

SECTION 5.1:  COMPANY RELATIONSHIPS

      Company represents and warrants that it will not enter into any other license or distribution arrangement with the brands listed below in the Territory competitive with the Articles:
            *****             *****
            *****             *****
            *****             *****
            *****             *****
            *****             *****

SECTION 5.2:  DILIGENCE

      If in any one-year period during the original term of this Agreement, or in any renewal period, Spalding does not earn and receive royalties on Company's sale of Articles equal to the minimum royalties as set forth in Exhibit D, then Spalding, at its sole discretion, may terminate this Agreement upon notice given to Company, notwithstanding anything contained in this Agreement to the contrary.

      Company will exercise all possible efforts to exploit and to promote, at its own expense, the sale and the use of all Articles in the Territory, and to sell the same as widely as possible and at the best price obtainable. Company will continuously offer for sale all Articles and distribute to promptly meet orders for all Articles.

SECTION 5.3:  MARKETING PLAN

      No later than ninety (90) days after the Effective Date of this Agreement, and no later than ninety (90) days prior to each annual anniversary of this Agreement, the Company will provide Spalding in accordance with Section 8.3 a written marketing plan and program for Company's activities with respect to each category of Articles in the Territory for the coming year in form, content, detail and substance acceptable to Spalding's sole discretion per the attached Exhibit "F". Spalding shall notify Company in writing of its approval or disapproval of said marketing plan within 14 days of its receipt and such approval shall not be unreasonably withheld. But in the event of said disapproval, Spalding shall have the right to terminate this Agreement for any or all Articles and for any or all countries in the Territory upon the giving of written notice to Company, notwithstanding anything contained in this Agreement to the contrary unless the plan is modified by Company to cure the reason(s) for disapproval within 30 days of receipt of Spalding's disapproval. Spalding may, in its sole discretion, require as a part of said marketing plan and program that Company, at its sole cost, appoint and continuously maintain one or more of its executives acceptable to Spalding for the sole or primary purpose of assuring Company's establishment of, and compliance with, said marketing plan and program. Company shall diligently use its best efforts to comply with the provisions of said approved marketing plan and program.

"Confidential material omitted and filed separately with the Securities and Exchange Commission. Asterisk denotes such omission."


      Company agrees to attend Spalding licensing meetings which will be held no more than four times a year.


SECTION 5.4:  CUSTOMER SERVICE

      Company acknowledges that the reputation and success of Spalding and the Trademark are dependent on the excellence in levels of customer service. Therefore, Company agrees to use best efforts to continuously provide customer service on Spalding branded business at a high level of quality, commensurate with the excellence normally expected from a well-known, national brand company, including, but not limited to, the following:

      1. Adequate levels of inventory to satisfy customer needs by consistently shipping orders *****;

      2. Timely schedules of shipment against customer requests by consistently shipping ***** of customer orders within ***** days of the due date; if the order was placed within lead times.

      3. A customer service representative whose principle function is to handle Spalding customer inquiries and who will consistently answer a minimum of ***** of customer/consumer inquiries within ***** working days of receipt;

      4.    An 800 number for customer use.


SECTION 6.1:  LICENSED ARTICLES APPROVAL

      Company shall promptly submit to Spalding's representative first run specimens of each Article on which the Trademark is used, together with written specifications for each article in a form satisfactory to Spalding, and a written request for approval of the specimen and specifications. Thereafter, at Spalding's request, Company shall submit to Spalding for quality examination two
(2) samples of each of the Articles which are currently being marketed under the Trademark. Company shall at the same time provide Spalding with results of quality control testing against specifications in a form satisfactory to Spalding. Further, at all times, Company's inventory shall be available to Spalding for random quality control sampling with twenty-four (24) hours' notice. Within thirty (30) days after the receipt of the specimens and specifications or samples, as the case may be, Spalding shall notify Company of its approval or disapproval thereof, which approval shall not be unreasonably withheld. The production runs of each of such approved Articles shall be in accordance with agreed-upon production specifications. Any substantial or continuing unrectified breach of the quality control provision of this Section shall be grounds for termination.

"Confidential material omitted and filed separately with the Securities and Exchange Commission. Asterisk denotes such omission."


SECTION 6.2:  ADVERTISING, PACKAGING AND LABELING

      The Company shall submit in writing to Spalding or its authorized representative for its approval all advertising and packaging and other material prepared by or for it, during conceptual stages before the same is used, circulated or displayed. In the event that Spalding does not notify Company in writing of its disapproval within thirty (30) days of said submission, such material shall be deemed to have been approved by Spalding. The foregoing procedure shall also govern the approval of advertising, packaging, promotional and other graphic material to be utilized in customer cooperative advertising. Upon approval by Spalding, Company shall be free to utilize such material in its approved form for the lesser of one (1) year, or the termination of this Agreement for any reason. Company shall be solely responsible for monitoring and maintaining its customers' compliance with the approved material. In this regard, Company shall submit to Spalding upon request suitable proof (i.e., "tear sheets") that said cooperative advertising material is being properly utilized.

      Should the Company grant to a third party permission to publish or air the Trademark, Company shall be responsible for ensuring compliance with the aforementioned conditions.

      Company further agrees to furnish upon a reasonable request by Spalding, samples of the Articles for use in any Spalding advertising or any other Spalding, distributor or licensee advertising, promotion, and presentation at no cost to Spalding for such purpose.

      Company shall annually expend to unrelated third parties ***** of the Net Sales Price upon which royalties are based for advertising displays, promotional material, and other advertising and co-op advertising of the Articles approved by Spalding from time to time in writing. Company shall submit proof of such expenditures as requested by Spalding.

      In addition, Company shall ***** on the net sales of Articles for the promotion of the Spalding brand. Funds are to be used for a Spalding Corporate Campaign developed and executed solely by Spalding, however, input for the Campaign will be gathered from licensees and reasonable attempts will be made to include licensee's products. Payments will be made as per Exhibit "E".


SECTION 6.3:  REGISTRATION AND PROTECTION OF TRADEMARK

      Except as otherwise agreed in writing, in no event shall Company deviate in any manner in its use of the Trademark from the form of the Trademark set forth in the attached Exhibit B.

      Company agrees to cooperate fully and in good faith with Spalding for the purpose of securing and preserving Spalding's right(s) in and to the Trademark. If Spalding requests, Company shall, at Spalding's expense, file and prosecute one or more applications for trademark registrations in the appropriate office(s) or class(es) in the name of Spalding, or, if Spalding so requests in writing, any other name designated by Spalding. It is agreed that nothing contained in this Agreement shall be construed as an assignment or grant to Company of any right, title or interest in or to the Trademark, it being understood that all rights relating thereto are reserved by Spalding, except for the license granted hereunder to Company. Company hereby agrees that upon expiration or termination of this Agreement for any reason, Company will be deemed automatically to have assigned, transferred and conveyed to Spalding any and all copyrights, trademark or service mark rights, equities, goodwill, or other right, title or interest in and to the Trademark and any variation thereof which may have been obtained by Company or which may have vested in Company in pursuance of any endeavors covered hereby. Company will execute, and hereby irrevocably appoints Spalding its attorney-in-fact to execute, if Company refuses to do so, any documents requested by Spalding to accomplish or confirm the foregoing. All artwork and designs involving the Trademark, or any reproduction thereof, shall, notwithstanding their invention or use by Company, be and remain the sole property of Spalding and Spalding shall be entitled to use the same and to license the use of the same by others. Spalding shall have the sole right to determine whether or not legal or other action shall be taken to protect the Trademark, and Spalding shall have sole control over the form of such action and any settlement of such disputes with third parties with respect to such action.

      Company shall cooperate fully in the prosecution of any action to protect the Trademark at Spalding's expense.

      Company agrees that it will not in any way register or use the Trademark or any similar name alone or in conjunction with any other words as a tradename or trademark, nor will the Trademark be used by Company in the name of any corporation, partnership or other business entity.


SECTION 6.4:  TRADEMARK NOTICE

      Company agrees that whenever the Trademark is used, there will be notice of the fact that the Trademark is used under license from Spalding as follows:
"(the Trademark) is used under license from Lisco, Inc. a Spalding Company" or such other notice as specified by Spalding from time to time in form, size and location approved by Spalding in writing.

      Company agrees that as an essential condition hereof that will cause the foregoing appropriate notice or any other notice instructed by Spalding to so appear. Each and every tag, label, imprint, advertising prepared by or for Company or other usage of the Trademark shall be submitted by Company to Spalding for its written approval prior to use by Company. Approval by Spalding shall not constitute waiver of Spalding's rights or Company's duties under any provision under this Agreement.

SECTION 6.5:  OTHER TRADEMARKS

Company shall not place or use other trademarks, tradenames, designs, logos or endorsements in conjunction with the Articles, except as specifically authorized by Spalding in writing before the commencement of such use. In the event of such authorized use, Company shall, at Spalding's option, assign said other trademarks, designs, logos, or endorsements to Spalding upon termination of this Agreement, and in the event of such assignment Company will execute and deliver to Spalding any documents requested by Spalding necessary to effect such assignment.


SECTION 6.6:  GOODWILL

      Company recognizes the goodwill inherent in the Trademark and acknowledges that the goodwill attached thereto belongs to Spalding and that such Trademark has secondary meaning in the minds of the public. Company agrees that it will not during the term of this Agreement or thereafter attack or contest property rights of Spalding in and to the Trademark or attack or contest the validity of the Trademark.

      In order to maintain said goodwill, Company will promptly and to the satisfaction of Spalding resolve any consumer complaints that may arise from time to time with regard to Articles or any promotion thereof.


SECTION 6.7:  PREMIUM

      Company may not use Articles as prizes or in connection with contests without prior written approval of Spalding. Company may not use the Trademark on any Articles involved in any sweepstakes, lotteries, games of chance, or as a premium except that Articles may be used in the promotion of or as a premium in the sale of Articles.



SECTION 7.1:  DEFAULT AND TERMINATION

      This Agreement may be terminated by either party upon default or breach of warranties of the other party, by giving said other party written notice of intention to so terminate, which notice shall specify the default or breach upon which the notifying party intends to rely, and such termination shall become effective thirty (30) days from the receipt of such notice provided such default or breach is not rectified by the notified party within that time or a time agreed upon by the parties in writing.

      Additionally, three (3) or more rectified defaults and/or breaches of the warranties of this Agreement by Company during any twelve (12) month period shall be grounds for immediate termination of this Agreement by Spalding. Termination shall be without prejudice to any rights, remedies or claims Spalding may otherwise have against Company.

      The license herein granted shall terminate immediately if Company ceases to do business, makes an assignment for the benefit of creditors, enters into a composition, becomes insolvent, or if a petition in bankruptcy is filed and said petition is not dismissed within thirty (30) days. Spalding shall have the right to terminate this Agreement in the event of any substantial change in the ownership, control, officership or management of Company. Company shall immediately notify Spalding in writing of any of the events referenced in this Section.

      Notwithstanding anything in this agreement or otherwise to the contrary, in the event of Company's default, all unpaid royalties due on Company's actual sales of articles shall become immediately due and payable, and all of the minimum royalties specified in Section 4.2 and any exhibit hereto shall all become immediately due and payable as liquidated damages, notwithstanding the contract year otherwise specified for payment on such exhibit.

      Upon termination of this Agreement, all rights of Company to manufacture, sell and distribute Articles shall cease, and all royalties on shipments theretofore made shall become immediately due to Spalding, notwithstanding anything herein to the contrary.

      Company understands that, in granting this license Spalding has relied upon the information provided in the Prospective Licensee Information Form submitted by Company. If such form contains any material misstatements, Spalding reserves the right to terminate this Agreement immediately.


SECTION 7.2:  INVENTORY AT EXPIRATION OR TERMINATION

      Upon termination of this Agreement for any reason, Company shall immediately discontinue manufacture, advertising, sale and distribution of Articles or any use of the Trademark (including but not limited to advertising, signs, letterheads, and packaging materials), except that if because of the expiration of the term of this Agreement, and not because of Company's default due to quality problems or non payment of royalties, then in such event Company shall be permitted to sell or otherwise distribute its finished inventory of all Articles at the time of such termination and such inventory as may be in the process of production, for a period not to exceed two hundred seventy (270) days after termination of this Agreement, provided that Company pays all royalties and submits all reports in connection with such sales as required under the terms of this Agreement. Within thirty (30) days of receipt of notice of termination, Company shall furnish Spalding with a written statement of the Articles in inventory and in the process of production at that point in time and a marketing plan for the disposal of said inventory.

SECTION 8.1:  INDEMNIFICATION

      Company shall be solely responsible for and agrees to indemnify Spalding, its officers, directors, agents and employees, and to hold each of them harmless from any claims, demands, causes of action or damages, including reasonable attorney's fees, arising out of or in connection with the manufacture, sale, distribution, advertising, promotion, labeling or use of Articles notwithstanding any approval which may have been given by Spalding. Each party will promptly notify the other of any such claim and shall keep the other fully advised.


SECTION 8.2:  INSURANCE

      Company agrees that, throughout the term of this Agreement and for not less than five (5) years following the termination of this Agreement, it will maintain comprehensive general liability insurance, including blanket contractual liability and personal injury liability, and insurance against claims based upon products liability for the Articles and against other claims covered by the indemnification provision of Section 8.1, in an amount of not less than Ten Million Dollars ($10,000,000.00) combined single limit. Such insurance shall be written on an occurrence policy form with an insurance company with a current Best rating of A, XII or better. Company shall cause its insurance policies to be in force from the Effective Date of this Agreement and endorsed to include Spalding, its officers, directors, employees and agents as additional insureds thereunder. Such endorsement shall stipulate that the required coverages will not be reduced or cancelled without thirty (30) days prior written notice to Spalding. Such endorsement shall also stipulate that it is the primary coverage and any other insurance in force for the additional insureds shall act as excess coverage only and shall not be required to contribute in the payment of any claim made hereunder to the extent of the limits of liability afforded by Company's insurance hereunder.

      Evidence of said coverage shall be supplied to Spalding within thirty (30) days of the Effective Date of this Agreement. If Company fails to comply with any insurance requirement, Spalding at its election may terminate this Agreement without further notice. In the event Spalding at any time believes Company's existing insurance coverage does not provide adequate protection, Spalding may, in its sole but reasonable discretion, require Company to increase the amount of coverage required hereunder to a level deemed adequate by Spalding.


SECTION 8.3:  NOTICE

      All royalty reports and marketing plans and programs to Spalding provided for herein shall be in writing and mailed to:

                  SPALDING SPORTS WORLDWIDE
                  a division of Spalding & Evenflo Companies, Inc. 425 Meadow Street
                  P.O. Box 901
                  Chicopee, MA. 01021-0901
                  Attn:  Vice President Licensing

or to such other address as shall be designated by Spalding from time to time.

      All other notices, statements, and reports required or permitted to be given under this Agreement shall be in writing and shall be by registered or certified mail, return receipt requested, addressed to the party to whom such notice is required to be given. All such notices shall be deemed to have been given when mailed as evidenced by the postmark at the point of mailing.

      All notices to Spalding shall be addressed as follows:

                  SPALDING SPORTS WORLDWIDE
                  a division of Spalding & Evenflo Companies, Inc. 425 Meadow Street
                  P.O. Box 901
                  Chicopee, MA. 01021-0901
                  Attn:  Vice President Licensing

      All notices to Company shall be addressed as follows:

                  BROOKFIELD ATHLETIC CO. INC.
                  13 Centennial Drive
                  Peabody, Massachusetts 01961
                  Attn: President

or to such other address as shall be designated by Company from time to time.


SECTION 8.4:  ASSIGNMENT

      This Agreement shall be binding upon successors and assigns of the parties hereto; provided, however, that Company shall not delegate its duty of performance or assign or otherwise alienate its rights or obligations under this Agreement without first obtaining the written consent of Spalding, which granting or withholding of consent shall be in Spalding's sole discretion, and any attempted delegation, assignment or alienation without such written consent shall be a default of this Agreement.


SECTION 8.5:  CONFIDENTIAL INFORMATION

      The parties agree to keep all confidential information so marked received in accordance with this Agreement in confidence for the term of this Agreement.


SECTION 8.6:  GOVERNING LAW

      This Agreement shall be interpreted in accordance with, and governed by the laws of the State of Florida, United States of America.

SECTION 8.7:  CAPTIONS

      The captions of the Articles and Sections of this Agreement are for general information and reference only, and this Agreement shall not be construed by reference to such captions.


SECTION 8.8:  INDEPENDENT PARTIES

      Nothing contained in this Agreement shall be construed to place the parties in the relationship of legal representatives, partners or joint ventures. Neither Spalding nor Company shall have any power to obligate or bind the other in any manner whatsoever, other than as per this Agreement.


SECTION 8.9:  OTHER

      Company hereby waives and releases Spalding from any liability or claim resulting from or in any way relating to either Company's dealings or relationships with its suppliers of, or customers for Articles, or relating to the Articles themselves, including but not limited to delays or failure of delivery, defective or incorrect merchandise, and payment or collection matters. Company's obligations to Spalding under this Agreement are unconditional, notwithstanding any claim or controversy which may arise.

      Company hereby waives and releases Spalding from any liability or claim resulting from the termination of or expiration of this Agreement in accordance with the provisions of the Agreement.

      Time shall be of the essence with respect to all of Company's obligations and duties, all of which shall be performed and honored strictly in accordance with the terms of this Agreement notwithstanding any prior, continuing or subsequent course of dealing, custom, or usage in trade. Company acknowledges and irrevocably agrees that its failure to utilize the Trademark strictly in accordance with the terms of this Agreement, and to cease the manufacture, sale and distribution of Articles, advertising material or the Trademark at the termination or expiration of this Agreement, will result in immediate and irreparable damages to Spalding and to the rights of any subsequent licensee. Company acknowledges and admits that there is no adequate remedy at law for such failure or breach; and that in the event of such failure or breach, Spalding shall be entitled to seek equitable relief by way of temporary and permanent injunctions, and such other further relief as any court with jurisdiction may deem just and proper.

      Unless otherwise mutually agreed in writing, no departure from, waiver of, omission to require compliance with any of the terms hereof, approval or non-approval shall be deemed to authorize any other prior or subsequent departure, waiver, omission, approval or non-approval, as the case may be.

"Confidential material omitted and filed separately with the Securities and Exchange Commission. Asterisk denotes such omission."


      This Agreement may not be modified orally, and no modifications or any claimed waiver of any of the provisions hereof shall be binding unless in writing and signed by the party against whom such modification or waiver is sought. With respect to any modification specifically requested by Company, the Company shall pay Spalding an administrative charge as determined by Spalding and which shall reflect the internal costs necessary to complete any such modification, but which, in no event, shall be ******.

      This Agreement constitutes the entire agreement between the parties and supersedes all prior contracts, agreements, and understandings between the parties relating to the subject matter hereof.

      IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed on the date first hereinabove written.



SPALDING & EVENFLO COMPANIES, INC.

By:     /s/ Paul L. Whiting

Title: President



BROOKFIELD ATHLETIC CO., INC.

By:   /s/ James A. Buchanan
      Authorized Official

Title:  President/CEO

                                   EXHIBIT "A"

                                    SPALDING
                               PRODUCT PRINCIPLES

1.    HERITAGE

      The Spalding brand has meant sport and an active lifestyle to five generations of active sports participants and enthusiasts. It is not an exotic name; but rather an authentic one that means performance, quality, durability, value, etc. Spalding products perform at high levels for their intended purpose and generally have a reason-for-being related to consumer needs, features, and benefits. They are mainstream products with good utility -- but typically have that "something extra" to differentiate from the competition and promote consumer interest. Spalding products appeal to all demographic groups and usually cover price points from medium-high to medium-low -- always delivering good quality.

      The consumer is attracted to the product by features, cosmetics, etc. and buys it knowing that the firm foundation of Spalding quality and service are present.

2.    THE CUSTOMER

      The sports participant and enthusiast is educated, reasonably affluent, and worldly with an active approach to all endeavors. He and she are serious about their active lifestyle and seek authentic sports products that compliment their involvement. They view their sports products as necessities and seek quality, style, and value at high levels. The potential buyer is not fooled by imitations or cosmetics. He recognizes value, and will reject any brand which violates his trust.

3.    PRODUCT LINE POSITIONING

      The natural link between the Spalding sports heritage and the category is sports participation and an active lifestyle. Whereas the casual skater who is interested in image or style may consider a Spalding skate; the primary impetus for purchase is expected to come from:

      A. The 91% of active sports participants who know Spalding from their participation in traditional team or individual sports.

      B.    The casual participant who pursues sport as a lifestyle.

      The product line theme should therefore relate to sport and an active lifestyle, including product styling and collateral elements.

      Adding the Spalding name to a high quality skate will add perceived value; but designing a unique one with links to the Spalding heritage that addresses consumer needs will focus the attention of the active sports participant who seeks specific benefit from his skate.

4.    QUALITY LEVEL

      The Spalding line will contain sufficient quality and features to compare favorably with the best competitive entries in the distribution channel. The line will be sold on the basis of features, quality, and value. Although models may be offered at different price levels, each entry will have meaningful features that differentiate it from low priced unbranded products.

                                   EXHIBIT "B"

                                   SPALDING(R)

                                   EXHIBIT "C"







                                 Dated    . 199









Gentlemen:

      This letter will serve as notice to you that pursuant to the License
Agreement dated       , 19 , between Spalding & Evenflo Companies, Inc. and
         ,(Company), we have been engaged as the manufacturer for the Company in connection with the manufacture of the Articles as defined in the aforesaid License Agreement. We hereby acknowledge that we have received a copy of the quality, trademark notice, and other relevant terms and conditions set forth in said License Agreement which are applicable to our function as manufacturer of the Licensed Article(s), and we agree to dispose of the Articles only to the above Company. It is understood that this engagement is on a royalty free basis.

                                     EXHIBIT "D"





                Annual Royalty Rates Based On Net Sales(Section 4.1)

      Skates: **** of Net Sales for all skates whose wholesale price is *****.

                  **** of Net Sales for all skates whose wholesale price is *****.

                  *****of Net Sales for all skates whose wholesale price is *****.


      Protective
      And
      Other:      **** of Net Sales







                  Annual Minimum Royalty Payments (Section 4.2)


                                       United States Dollars
                                      -----------------------

            ********                         *****
            ********                         *****
            ********                         *****


            Option Years
            --------------

            ********                         *****
            ********                         *****
Payment outside the U.S. are to be made by wire transfer

                                   EXHIBIT "E"

                            ROYALTY PAYMENT SCHEDULE
                                       AND
                      CORPORATE PROMOTION PAYMENT SCHEDULE
                              (USE SEPARATE CHECKS)


  Shipment
  Month              Due Date
 --------           ----------

  October           December 25

  November          January 25

  December          February25

  January           March 25

  February          April 25

  March             May 25

  April             June 25

  May               July 25

  June              August 25

  July              September 25

  August            September 15  Pay August Actual

  September         September 15  Pre-Pay September Estimate; Adjust
                    To Actual On November 25


                   MINIMUM ROYALTY GUARANTEE PAYMENT SCHEDULE

Fiscal Period                               Due Date

  1st Quarter (10/1-12/31)         October 25 (25% of Annual Minimum Guarantee)
  2nd Quarter ( 1/1- 3/31)         January 25 (25% of Annual Minimum Guarantee)
  3rd Quarter ( 4/1- 6/30)         April   25 (25% of Annual Minimum Guarantee)
  4th Quarter ( 7/1- 9/30)         July    25 (25% of Annual Minimum Guarantee)

                                   EXHIBIT "F"

                           SPALDING LICENSED PRODUCTS
                             MARKETING PLAN OUTLINE



Total document can be from 2 to 10 pages; whatever you feel is required.

   I.       MARKET SIZE AND TRENDS
            A wholesale sales estimate by major product class and any relevant notes on growth, product, distribution, or other trends. Also a recap of major market opportunities.

  II.       MAJOR COMPETITORS
            A description of the top three competitors and their market shares.

 III.       SPALDING POSITION
            Recap of sales history, market share, competitive advantages, strengths, weaknesses, etc.

  IV.       SPALDING STRATEGY
            Major strategies to continue growth, attack competition, or exploit market opportunities.

   V.       PRODUCT ARRAY
            Recap of major products offered plus a brief description.

  VI.       TRADE CHANNEL DEFINITION
            Where will the product be sold.

 VII.       SALES STRUCTURE
            Who will sell it.

VIII.       RETAIL PRICE TARGETS
            By product type

  IX.       MARKETING ELEMENT DESCRIPTION AND EXPENSE BUDGET
            -     Catalogs/Price Lists
                  -                   Shows
                  -                Advertising
                  -                Promotions
                  -             Display Materials
                  -                 Research
                  -             Public Relations
                  -   Endorsements/Athletes Using Products

   X. SALES GOALS BY PRODUCT CLASS AND BY DISTRIBUTION CHANNEL

                                    GUARANTEE


      THIS GUARANTEE, made and entered into as of the 27th day of December, 1995, by Hyde Athletic Industries, Inc., a Delaware corporation having its principal place of business at 13 Centennial Drive, Peabody, Massachusetts 01961 ("Hyde") in favor of Spalding Sports Worldwide, a division of Spalding & Evenflo Companies, Inc., a Delaware corporation having its principal place of business at 5370 North Hoover Blvd., Tampa, Florida 33634 ("Spalding").

      As an inducement and in consideration of Spalding granting a license for inline skates to Brookfield Athletic Co., Inc. ("Brookfield") wholly owned subsidiary of Hyde, the undersigned License Agreement between Apalding and Brookfield, (dated August 1, 1995) including, but not limited to, obligations of the licensee under Section 4.2 (Minimum Royalty) and Section 8.1 (Indeminifaction).

      Further, the undersigned hereby agrees to indemnify and hold Spalding and its successors and assigns harmless from and against all liability, loss, damage or expense, including reasonable counsel fees, which Spalding may incur or sustain by reason of the failure of Brookfield fully to perform and comply with the terms and obligations of said License Agreement.

      This is a continuing guarantee which shall remain in full force and effect for the entire term of said License Agreement, regardless of any amendment thereto.


      IN WITNESS WHEREOF, the undersigned has caused this Guarantee to be duly executed as of the date first above written.


HYDE ATHLETIC INDUSTRIES, INC.

By:      /s/ James A. Buchanan

Title:  President, Brookfield Athletic Co.
        Director, Hyde Athletic Industries, Inc.
~